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                                                                       Exhibit 5
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                              July 17, 1998



Cytyc Corporation
85 Swanson Road
Boxborough, MA  01719

     Re: Registration Statement on Form S-8 Relating to the 1995 Stock Plan (the "1995 Plan") of Cytyc Corporation (the "Company")
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Dear Sir or Madam:

          Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by the Company on July 17, 1998 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of an additional 454,115 shares of Common Stock, $.01 par value per share, of the Company issuable pursuant to the Plan (the "Shares").

          We have examined, are familiar with, and have relied as to factual matters solely upon, copies of the Plan, as amended, the Third Amended and Restated Certificate of Incorporation, as amended, and the By-Laws of the Company, as amended, the minute books and stock records of the Company and originals of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion.

          Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan according to the terms of any option or purchase right granted thereunder and duly authorized by the Company's Board of Directors or Compensation Committee and/or any related agreements with the Company, the shares will be validly issued, fully paid and nonassessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                              Very truly yours,

                              TESTA, HURWITZ & THIBEAULT, LLP